Filed Pursuant to Rule 424(b)(2)

Registration No. 333-295479

PROSPECTUS SUPPLEMENT

(to Prospectus filed on May 1, 2026)

$1,500,000,000

$550,000,000 4.700% Senior Notes due 2031

$400,000,000 4.950% Senior Notes due 2033

$550,000,000 5.250% Senior Notes due 2036

We are offering $550,000,000 aggregate principal amount of 4.700% senior notes due 2031 (the “2031 notes”), $400,000,000 aggregate principal amount of 4.950% senior notes due 2033 (the “2033 notes”) and $550,000,000 aggregate principal amount of 5.250% senior notes due 2036 (the “2036 notes”, and, collectively with the 2031 notes and the 2033 notes, the “notes”). Interest on the notes will be paid semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The 2031 notes will mature on May 15, 2031, the 2033 notes will mature on May 15, 2033 and the 2036 notes will mature on May 15, 2036.

We may redeem the notes in whole or in part at any time at the applicable redemption price set forth under “Description of Notes—Optional Redemption” in this prospectus supplement.

If a Change of Control Triggering Event occurs, as defined in this prospectus supplement, we may be required to offer to repurchase the notes from holders at a purchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase as described under “Description of Notes—Change of Control Triggering Event.”

The notes offered hereby will be our senior unsecured obligations and will rank equally and ratably in right of payment with all of our existing and future senior unsecured indebtedness and senior to any future subordinated unsecured indebtedness. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about important factors you should consider before buying the notes. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before buying the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to Clorox (before expenses)
Per 2031 note	99.995%	0.600%	99.395%
2031 notes total	$549,972,500	$3,300,000	$546,672,500
Per 2033 note	99.847%	0.625%	99.222%
2033 notes total	$399,388,000	$2,500,000	$396,888,000
Per 2036 note	99.999%	0.650%	99.349%
2036 notes total	$549,994,500	$3,575,000	$546,419,500
Total	$1,499,355,000	$9,375,000	$1,489,980,000

(1)
Plus accrued interest, if any, from May 11, 2026, if settlement occurs after such date.
(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting (Conflicts of Interest)” on page S-20 for more details.

The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank, SA/NV, as operator of the Euroclear System, against payment therefor in immediately available funds, on or about May 11, 2026, which is the third business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors. See “Underwriting (Conflicts of Interest)”.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Wells Fargo Securities

Goldman Sachs & Co. LLC	Morgan Stanley

Senior Co-Managers

RBC Capital Markets	Scotiabank	US Bancorp

Co-Managers

BMO Capital Markets	Loop Capital Markets	Goodbody

Prospectus Supplement dated May 6, 2026

Prospectus Supplement

Prospectus

It is important for you to read and consider all the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize before making your investment decision. Neither we nor the underwriters have authorized any person to provide you with any other information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Clorox is not, and the underwriters are not, making an offer of any debt securities in any jurisdiction where the offer is unlawful. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is correct as of any date after the date of this prospectus supplement and the accompanying prospectus or in any such free writing prospectus. Unless the context requires otherwise, the terms “Clorox,” “the Company,” “we,” “us” and “our” refer to The Clorox Company and its subsidiaries.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the accompanying prospectus filed on May 1, 2026, which is part of our Registration Statement on Form S-3.

This prospectus supplement and any related free writing prospectus may add to, update or change the information in the accompanying prospectus. If information contained in or incorporated by reference into this prospectus supplement and in any related free writing prospectus is inconsistent with information contained in or incorporated by reference into the accompanying prospectus, this prospectus supplement and any related free writing prospectus (including the information incorporated herein and therein) will apply and will supersede that information in, or incorporated by reference into, the accompanying prospectus.

It is important for you to read and consider all information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Documents by Reference” in this prospectus supplement.

In this prospectus supplement, the accompanying prospectus and any free writing prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “the Company,” and “Clorox” refer to The Clorox Company and its subsidiaries; and the term “notes” refers to our $550,000,000 aggregate principal amount of 4.700% senior notes due 2031, $400,000,000 aggregate principal amount of 4.950% senior notes due 2033 and $550,000,000 aggregate principal amount of 5.250% senior notes due 2036 offered hereby.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the acquisition of GOJO Industries, Inc. (“GOJO”), diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and as updated from time to time in the Company’s SEC filings. These factors include, but are not limited to:

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the risks arising from the integration of the GOJO business; the uncertainty of rating agency actions; the risk that the anticipated benefits and synergies of the acquisition may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the acquisition, including the costs of financing; the risk of litigation related to the acquisition, including resulting expense; the risks related to disruption to ongoing business operations of the Company and GOJO and diversion of time of management of the Company and GOJO as a result of the acquisition; the risk that the acquisition may have an adverse effect on the ability of the Company and GOJO to retain key personnel, customers and suppliers; the risk that the credit ratings of the Company decline following the acquisition; the risk that the consummation of the acquisition has a negative effect on the market price of the common stock of the Company or on the Company’s or GOJO’s operating results;
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unfavorable general economic and geopolitical conditions beyond the Company’s control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including active armed conflicts and military hostilities in the Middle East, such as the ongoing conflict involving Iran, and rising tensions in various parts of the world, as well as macroeconomic and geopolitical volatility and uncertainty resulting from a number of these and other factors, such as actual and potential shifts in U.S. and foreign trade policies, escalating trade tensions between the U.S. and its trading partners, especially China, the potential expansion of sanctions regimes, and disruptions to global markets or transportation routes, particularly due to the imposition of U.S. and retaliatory tariffs;
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the impact of market and category declines, and the Company’s product and geographic mix on its ability to meet sales growth targets;
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the Company’s ability to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the enterprise resource planning (“ERP”) transition and the related timing and volume of shipment movement related to the ERP transition;
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the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences;
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intense competition in the Company’s markets;
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volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services;
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risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers;
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risks related to the Company’s use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, business, service or operational disruptions, or that impact the Company’s financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings;
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the ability of the Company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries;
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the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions;

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lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation;
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the Company’s ability to maintain its business reputation and the reputation of its brands and products;
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dependence on key customers and risks related to customer consolidation and ordering patterns;
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the Company’s ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages;
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changes to the Company’s processes and procedures as a result of its digital capabilities and productivity enhancements that may result in changes to the Company’s internal controls over financial reporting;
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risks related to the Company’s continued operation of the Glad business;
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risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including active armed conflicts and military hostilities in the Middle East, such as the ongoing conflict involving Iran, and/or Ukraine and rising tensions in various parts of the world, such as between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action or inaction, including the impacts of any prolonged U.S. government shutdown;
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the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships;
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the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls;
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risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill, and integration costs and potential contingent liabilities related to those transactions;
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the accuracy of the Company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based;
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risks related to the Company's reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk;
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environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;
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the Company’s ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the Company of third-party intellectual property rights;
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the effect of the Company’s indebtedness and credit rating on its business operations and financial results and the Company’s ability to access capital markets and other funding sources, as well as the cost of capital to the Company;
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the Company’s ability to pay and declare dividends or repurchase its stock in the future; and
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the impacts of potential stockholder activism.

The Company’s forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus prior to deciding whether to purchase the notes.

The Clorox Company

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with approximately 7,600 employees worldwide as of March 31, 2026. As of March 31, 2026, the Company has operations in approximately 25 countries or territories and sells its products in approximately 100 markets, primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet and military stores; third-party and owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach, cleaning and disinfecting products, Pine-Sol® and Tilex® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Glad® bags and wraps; Fresh Step® cat litter; Kingsford® grilling products; Hidden Valley® dressings, dips, seasonings and sauces; Brita® water-filtration products; and Burt’s Bees® natural personal care products. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. The Company was founded in Oakland, California, in 1913 and is incorporated in Delaware.

On April 1, 2026, the Company completed the previously announced acquisition of GOJO, makers of Purell and a leader of skin health and hygiene solutions. The acquisition reflects the Company's strategy to expand its position in health and hygiene and accelerate profitable growth. The acquisition was completed for a purchase price of approximately $2,250,000,000, but may ultimately be adjusted for indebtedness assumed, cash acquired and working capital and other adjustments. To finance the acquisition, the Company drew down $1,250,000,000 from the Delayed Draw Term Facility (as defined below) and used cash from commercial paper borrowings issued prior to March 31, 2026.

Our principal executive offices are located at 1221 Broadway, Oakland, California 94612-1888 and our telephone number is (510) 271-7000.

The Offering

Issuer	The Clorox Company.

Notes Offered	$550,000,000 aggregate principal amount of 4.700% Senior Notes due 2031.

$400,000,000 aggregate principal amount of 4.950% Senior Notes due 2033.

$550,000,000 aggregate principal amount of 5.250% Senior Notes due 2036.

Maturity Date	2031 notes: May 15, 2031, unless earlier repurchased or redeemed.

2033 notes: May 15, 2033, unless earlier repurchased or redeemed.

2036 notes: May 15, 2036, unless earlier repurchased or redeemed.

Interest Payment Dates	May 15 and November 15 of each year, beginning on November 15, 2026. Interest will accrue from May 11, 2026.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and senior to any future subordinated unsecured indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries.

Optional Redemption

Prior to April 15, 2031 in the case of the 2031 notes, prior to March 15, 2033 in the case of the 2033 notes, or prior to February 15, 2036 in the case of the 2036 notes (in each case, as applicable, the “Par Call Date”), we may redeem the applicable series of notes at our option, in whole or in part, at any time at the make-whole redemption price, as described in “Description of Notes—Optional Redemption.” On or after the Par Call Date, we may redeem all or any portion of the applicable series of notes at our option at any time at a redemption price equal to 100% of the principal amount of the series of notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes—Optional Redemption.”

Certain Covenants

The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens and enter into sale-leaseback transactions and limit our ability to merge or consolidate with or into another person or to sell, lease or convey all or substantially all of our assets.

Mandatory Offer to Repurchase

If a Change of Control Triggering Event occurs, as defined in this prospectus supplement, we must offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control Triggering Event.”

Governing Law	The notes and the indenture are governed by the laws of the State of New York.

Use of Proceeds

We intend to use the net proceeds of this offering for the repayment of the outstanding indebtedness under our delayed draw term credit agreement in an aggregate principal amount of $1,250,000,000 (“Delayed Draw Term Facility”) and to pay down certain of our outstanding commercial paper borrowings, and to use the remainder of the net proceeds, if any, for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest

As described under “Use of Proceeds,” we intend to use the net proceeds of this offering for the repayment of the outstanding indebtedness under our Delayed Draw Term Facility and to pay down certain of our outstanding commercial paper borrowings. As such, certain of the underwriters and their affiliates, who are lenders under our Delayed Draw Term Facility or may own our commercial paper, may receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses payable by us. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

Additional Issuances	We may “reopen” each series of notes and issue an unlimited principal amount of additional notes in the future, as described in “Description of Notes—Additional Issuances” on page S-17.

Risk Factors

See “Risk Factors” on page S-7 and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association.

Listing

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on any securities exchange. The underwriters have advised us that they presently intend to make a market in the notes of each series, but they are not obligated to do so and may discontinue any market-making at any time without notice to, or the consent of, holders of the notes. An active trading market for the notes may not develop or continue, which would adversely affect the market price and liquidity for the notes.

RISK FACTORS

You should carefully consider the following risk factors and the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties that are not currently known to us or that are not currently believed by us to be material may also harm our business operations and financial results.

Risks Related to the Notes

The indenture does not restrict the amount of additional debt that we may incur.

The indenture under which the notes will be issued does not place any limitation on the amount of unsecured debt that we may incur. We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional debt securities ranking equally and ratably with, and having the same terms and conditions as, the notes (other than the original issuance date and, under certain circumstances, the issue price and the initial interest payment date), so that such additional debt securities will be consolidated and form a single series with the notes, including for purposes of voting and redemptions, provided that any such additional debt securities shall be fungible with the notes for U.S. federal income tax purposes. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the trading value of your notes, if any, and causing a risk that the credit rating of the notes is lowered or withdrawn.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option, and therefore we may choose to redeem all or part of the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

Our credit ratings may not reflect the risks of investing in the notes and our credit ratings may change.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on any securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes of each series, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

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as to the development or continuation of any market for the notes;
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as to the liquidity of any market that does develop; or
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as to your ability to sell your notes or the price at which you may be able to sell your notes.

The absence of an active trading market could have an adverse effect on the liquidity and value of the notes. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a Change of Control Triggering Event, as defined in “Description of Notes—Change of Control Triggering Event” in this prospectus supplement, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes, or other outstanding notes with the same or a similar repurchase obligation. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control Triggering Event.”

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The notes will be structurally subordinated to all the obligations of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

None of our subsidiaries will guarantee the notes. Payments on the notes are only required to be made by Clorox. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, any of our subsidiaries, except if any assets are transferred, by dividend or otherwise, to us. Accordingly, the notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the indenture governing the notes and could adversely affect our ability to pay our obligations on the notes. We anticipate that from time to time our subsidiaries may incur additional debt and other liabilities. Additionally, the notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables and other accrued liabilities, of our unconsolidated joint ventures.

The notes will be unsecured and therefore will effectively be subordinated to any secured debt we may incur in the future.

The notes will not be secured by any of our assets or those of our subsidiaries. As of March 31, 2026, we did not have any secured indebtedness outstanding on a consolidated basis. The notes will be effectively subordinated to any secured debt we may in the future incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for the repayment of the outstanding indebtedness under our Delayed Draw Term Facility and to pay down certain of our outstanding commercial paper borrowings. The remainder of the net proceeds, if any, may be used for general corporate purposes.

Borrowings under our Delayed Draw Term Facility bear interest at a rate equal to (1) the base rate (the “Base Rate”), equal to the highest of (i) the rate quoted by The Wall Street Journal as the “Prime Rate” in the U.S. from time to time, (ii) the sum of one half of one percent plus the greater of (x) the federal funds effective rate and (y) the overnight bank funding rate, in each case as determined by the Federal Reserve Bank of New York and (iii) the Term SOFR Rate (as defined in the Term Credit Agreement, dated as of March 6, 2026) for a one month interest period as published two U.S. Government Securities Business Days (as defined in the Term Credit Agreement, dated as of March 6, 2026) prior to such day (or if such day is not a Business Day (as defined in the Term Credit Agreement, dated as of March 6, 2026), the immediately preceding Business Day) plus one percent (provided that if the base rate is less than one percent, such rate shall be deemed to be one percent), or (2) a rate equal to the Term SOFR Rate for the applicable interest period, plus an applicable margin that fluctuates depending on the credit rating assigned to our senior unsecured long-term debt securities (the “Credit Rating”), and mature on March 5, 2027.

Our commercial paper borrowings have an average life of 19 days and a weighted average effective interest rate of 4% as of March 31, 2026.

Borrowings under our Delayed Draw Term Facility and certain of our commercial paper, which were incurred within one year of the date of this prospectus supplement, were used primarily for financing a portion of the consideration under the acquisition agreement pursuant to which we acquired GOJO (the “Acquisition Agreement”), paying related fees and expenses and repaying certain indebtedness of GOJO, as contemplated by the Acquisition Agreement.

As we intend to use the net proceeds of this offering for the repayment of the outstanding indebtedness under our Delayed Draw Term Facility and to pay down certain of our outstanding commercial paper borrowings, certain of the underwriters and their affiliates, who are lenders under our Delayed Draw Term Facility or may own our commercial paper, may receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses payable by us. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026:

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on a historical basis; and
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as adjusted to give effect to the issuance of the notes offered hereby after deducting underwriting discounts and estimated offering expenses payable by us, and the intended use of the proceeds therefrom.

You should read this table in conjunction with our consolidated financial statements and the notes thereto, which are incorporated herein by reference.

	As of March 31, 2026 (unaudited)
Dollars in millions	Historical	As Adjusted to Reflect the Offering(2)
Cash and cash equivalents	$1,187	$2,610
Short-term debt and current portion of long-term debt:
Notes and loans payable	$1,591	$1,591
Total short-term debt and current portion of long-term debt	$1,591	$1,591
Long-term debt(1):
3.10% Senior Notes due October 2027	399	399
3.90% Senior Notes due May 2028	499	499
4.40% Senior Notes due May 2029	497	497
1.80% Senior Notes due May 2030	496	496
4.60% Senior Notes due May 2032	595	595
4.700% Senior Notes due May 2031 offered hereby	—	543
4.950% Senior Notes due May 2033 offered hereby	—	335
5.250% Senior Notes due May 2036 offered hereby	—	545
Total long-term debt	$2,487	$3,910
Stockholders’ equity	92	92
Total capitalization	$2,579	$4,002

(1)
Long-term debt is carried at book value net of unamortized discounts, premiums and debt issuance costs. Amounts may not sum due to rounding.
(2)
On April 1, 2026, we borrowed $1,250,000,000 from our Delayed Draw Term Facility and no amounts were borrowed from our 364-day revolving credit facility in an aggregate committed amount of $1,000,000,000. As adjusted reflects (i) an estimated $1,486,480,000 of the net proceeds from this offering calculated after deducting underwriting discounts and estimated offering expenses payable by us and (ii) the use of the net proceeds from this offering, including the intended use of the net proceeds for the repayment of the outstanding indebtedness under our Delayed Draw Term Facility and to pay down certain of our outstanding commercial paper borrowings. We may reborrow amounts repaid under our commercial paper program from time to time. See “Use of Proceeds.”

DESCRIPTION OF NOTES

General

The following description of the notes we are offering supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of the debt securities set forth in “Description of Debt Securities” in the accompanying prospectus. We refer you to that description.

We will issue the notes offered hereby under an indenture, dated as of May 11, 2022, between us and U.S. Bank Trust Company, National Association, as trustee (as may be supplemented from time to time, the “Indenture”) and the terms of the notes will be set forth in an officers’ certificate or supplemental indenture pursuant to the Indenture. The Company may from time to time increase the aggregate principal amount of the notes authorized or issue any other series of debt securities under the Indenture without the consent of the registered holders of the notes.

We do not currently intend to list the notes on any national securities exchange or to seek approval for quotation through any automated quotation system. We cannot assure you that an active public trading market for the notes will develop. The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.

The term “Company”, “we”, “our” or “us” in this section refers only to The Clorox Company and not to any of our subsidiaries.

Principal, Maturity and Interest

We will issue $550,000,000 aggregate principal amount of the 2031 notes, $400,000,000 aggregate principal amount of the 2033 notes and $550,000,000 aggregate principal amount of the 2036 notes in this offering.

The 2031 notes will mature on May 15, 2031. The 2033 notes will mature on May 15, 2033. The 2036 notes will mature on May 15, 2036. The notes will bear interest at the rate per annum shown on the cover page of this prospectus supplement. Interest on the notes will accrue from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the notes semi-annually on May 15 and November 15 of each year, beginning on November 15, 2026, to holders of record at the close of business on the immediately preceding April 30 and October 31 respectively (whether or not a Business Day). If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Interest on the notes will be paid to the persons in whose names the notes are registered at the close of business on the applicable record date whether or not a Business Day. The principal of the notes will be paid upon surrender of the notes at the designated corporate trust office of the trustee. For so long as the notes are represented by global notes, we will make payments of interest by wire transfer to The Depository Trust Company (“DTC”) or its nominee, as the case may be, which will distribute payments to beneficial holders in accordance with its customary procedures. See “—Book-Entry Issuance.”

The notes will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Optional Redemption

2031 notes

Prior to the Par Call Date (one month prior to their maturity date), the Company may redeem the 2031 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and
(2)
100% of the principal amount of the notes to be redeemed,

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the 2031 notes to be redeemed.

On or after the Par Call Date, the Company may redeem the 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2033 notes

Prior to the Par Call Date (two months prior to their maturity date), the Company may redeem the 2033 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and
(2)
100% of the principal amount of the notes to be redeemed,

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the 2033 notes to be redeemed.

On or after the Par Call Date, the Company may redeem the 2033 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

2036 notes

Prior to the Par Call Date (three months prior to their maturity date), the Company may redeem the 2036 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and
(2)
100% of the principal amount of the notes to be redeemed,

plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption on the 2036 notes to be redeemed.

On or after the Par Call Date, the Company may redeem the 2036 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time (provided, however, that any redemption date will not be more than 60 days after the date of the notice of redemption) as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the trustee prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice. Upon receipt, the trustee will provide such notice to each holder in the same manner in which the notice of redemption was given.

The notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed by first-class mail or sent by electronic transmission at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount to be redeemed. On and after the date of redemption, interest will cease to accrue on any notes that are redeemed. If less than all the notes are redeemed at any time, the trustee will select notes by lot or on a pro rata basis or by any other method the trustee deems fair and appropriate in accordance with the applicable procedures of DTC.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment (as defined in the Indenture) are authorized or obligated by law to close.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes of a series are held by DTC (or another depositary), the redemption of the notes of such series shall be done in accordance with the policies and procedures of the depositary.

Except as set forth above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, as defined in this prospectus supplement, unless we have exercised any right to redeem the notes as described herein, you will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of your notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Triggering Event occurs, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send a notice to you describing the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. If the notice is mailed prior to the date of consummation of the Change of Control, it will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a

Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions by virtue of such conflicts.

We will not be required to make a Change of Control Offer if a third party makes an offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on such notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

On the Change of Control Payment Date, we will, to the extent lawful:

•
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•
prior to 11 a.m. New York City time, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•
deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes being purchased by us.

For purposes of the foregoing discussion of a repurchase at the option of holders upon the occurrence of a Change of Control, the following definitions are applicable:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding Voting Stock (measured by voting power rather than number of shares); (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or (5) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by both Rating Agencies on any date during the period commencing 60 days prior to the date of the public notice of an arrangement that could result in a Change of Control until 60 days following consummation of such Change of Control (the “Trigger Period”), (which Trigger Period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies). Unless both Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been completed.

“Continuing Director” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Ranking

The notes will be senior unsecured obligations, ranking equally and ratably with all of our existing and future senior unsecured indebtedness and senior to any future subordinated unsecured indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries.

Book-Entry Issuance

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). We will not issue certificated notes to you, except in the limited circumstances described below. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which own DTC.

Access to DTC’s book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its book-entry registration and transfer system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and
•
ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee, or receive notices. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes. Neither we nor the trustee has any responsibility or liability for any act or omission of DTC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners of that global note.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights, if applicable, to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes, if applicable, from you, the beneficial owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our Company.

Notes represented by one or more global notes will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•
DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days;
•
an event of default occurs and is continuing in respect of the notes; or
•
we decide to discontinue the book-entry system.

Euroclear and Clearstream, Luxembourg

Links have been established among DTC, Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”), which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.

Noteholders may hold their notes through the accounts maintained by Euroclear or Clearstream, Luxembourg in DTC only if they are participants of those systems, or indirectly through organizations that are participants in those systems.

Euroclear and Clearstream, Luxembourg will hold omnibus book-entry positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear and Clearstream, Luxembourg are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Transfers of notes by persons holding through Euroclear or Clearstream, Luxembourg participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect the exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear and Clearstream, Luxembourg will be credited to the cash accounts of Euroclear participants or Clearstream, Luxembourg participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.

Euroclear and Clearstream, Luxembourg may change any of their policies without notice.

Concerning the Trustee

The trustee with respect to the notes is U.S. Bank Trust Company, National Association, which will also serve as registrar and paying agent with respect to the notes. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Change of Control Triggering Event has occurred.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. For so long as the notes are represented by global notes, we will make all payments of principal and interest in immediately available funds.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in the Same-Day Funds Settlement System maintained by DTC until maturity, and secondary market trading activity in the notes will, therefore, be required by DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Additional Issuances

We may issue additional notes of a particular series without the consent of the holders of the notes of such series outstanding at the time of the issuance, provided, however, that for United States federal income tax purposes, such additional notes must be issued under separate CUSIP and ISIN numbers from the original series unless such additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional notes, together with all other outstanding notes of that series, will constitute a single series of notes under the applicable Indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets and acquired notes upon original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. federal non-income, state, local, or foreign tax laws, any alternative minimum tax, the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a U.S. holder is a beneficial owner of the notes that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust (a) if a court within the United States can exercise primary supervision over its administration, and one or more United States persons (as defined under the Code) have the authority to control all of the substantial decisions of that trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes. The term “Non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder and is not treated as a partnership for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest. Stated interest will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as described above) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “—FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder that are not effectively connected with a U.S. trade or business (or, if an applicable income tax treaty so provides, not attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership. Interest on notes not exempted from U.S. withholding tax pursuant to the requirements described above and not effectively connected with a U.S. trade or business (or, if an applicable income tax treaty so provides, not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be subject to U.S. withholding tax, currently at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. To claim the benefit of a tax treaty, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate form). Under the U.S. Treasury

Regulations, a Non-U.S. holder claiming treaty benefits may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

If a Non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States), the Non-U.S. holder will be taxed in the same manner with respect to the interest as a U.S. holder. In addition, if a Non-U.S. holder is a corporation for U.S. federal income tax purposes, it may be subject to a “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate) with respect to its effectively connected earnings and profits for the taxable year, subject to adjustments.

Sale, Exchange and Retirement of Notes. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of notes, unless the gain is effectively connected with the conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States).

A Non-U.S. holder will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to gain from the sale or other disposition of the note that is effectively connected with the conduct by the holder of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States). Non-U.S. holders that are corporations for U.S. federal income tax purposes may also be subject to the branch profits tax described above with respect to effectively connected earnings and profits for the taxable year, subject to adjustments.

FATCA. Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to certain holders, and the proceeds of dispositions of notes effected by certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or Non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

We and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes
Citigroup Global Markets Inc.	$94,875,000	$69,000,000	$94,875,000
J.P. Morgan Securities LLC	94,875,000	69,000,000	94,875,000
Wells Fargo Securities, LLC	94,875,000	69,000,000	94,875,000
Goldman Sachs & Co. LLC	66,000,000	48,000,000	66,000,000
Morgan Stanley & Co. LLC	66,000,000	48,000,000	66,000,000
RBC Capital Markets, LLC	34,375,000	25,000,000	34,375,000
Scotia Capital (USA) Inc.	34,375,000	25,000,000	34,375,000
U.S. Bancorp Investments, Inc.	34,375,000	25,000,000	34,375,000
BMO Capital Markets Corp.	12,375,000	9,000,000	12,375,000
Loop Capital Markets LLC	12,375,000	9,000,000	12,375,000
Goodbody Stockbrokers UC	5,500,000	4,000,000	5,500,000
Total	$550,000,000	$400,000,000	$550,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes being offered, if any are taken.

The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering.

	Per Note	Total
4.700% Senior Notes due 2031	0.600%	$3,300,000
4.950% Senior Notes due 2033	0.625%	$2,500,000
5.250% Senior Notes due 2036	0.650%	$3,575,000

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.350%, for the 2031 notes, 0.375%, for the 2033 notes, and 0.400%, for the 2036 notes, of the principal amount with respect to the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount with respect to the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that the total expenses of the offering, excluding the underwriting discounts, will be approximately $3,500,000 and will be payable by us. We have also agreed to reimburse the underwriters for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed expense is deemed underwriting compensation for this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

In addition, certain of the underwriters and their affiliates act as lenders under our credit facility and Delayed Draw Term Facility and may own our commercial paper, including commercial paper that may be repaid with the net proceeds of this offering. As described under “Use of Proceeds,” we intend to use the net proceeds of this offering for the repayment of the outstanding indebtedness under our Delayed Draw Term Facility and to pay down certain of our outstanding commercial paper borrowings. As such, certain of the underwriters and their affiliates may receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses payable by us. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. Additionally, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Settlement

We expect to deliver the notes against payment for the notes on or about May 11, 2026, which will be the third business day in the United States following the pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes will settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

General

The notes are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the EAA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) as amended or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation or recommendation to subscribe for or purchase any notes or other securities, other products or to provide any investment advice.

You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Each underwriter has represented and agreed that:

(i)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in this prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and
(ii)
it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, except under circumstances which will result in compliance with, the FIEA and all other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other materials relating to the notes has been, nor will be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material issued in connection with the offer or sale, or the invitation for subscription or purchase, of the notes may not be issued, circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the securities or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person (defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1)(c) of the SFA

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Cooley LLP, Boston, Massachusetts is counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2025, and the effectiveness of our internal control over financial reporting as of June 30, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which we have filed with the SEC (File No. 001-07151), are incorporated by reference into this prospectus supplement:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on August 8, 2025 (including the information in Part III incorporated by reference from the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 7, 2025);
•
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, filed on November 3, 2025, December 31, 2025, filed on February 3, 2026, and March 31, 2026, filed on April 30, 2026; and
•
The Company’s Current Reports on Form 8-K, filed on October 30, 2025, November 20, 2025, January 22, 2026 (Item 8.01 only), March 10, 2026 and April 1, 2026 (Item 8.01 only).

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Requests should be made to The Clorox Company, Attention: Secretary, 1221 Broadway, Oakland, CA 94612-1888 or by calling (510) 271-7000.

PROSPECTUS

SENIOR DEBT SECURITIES

This prospectus relates to the offering of senior debt securities of The Clorox Company. We will provide specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

Investing in these securities involves certain risks. See “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, and “Risk Factors” in the applicable prospectus supplement, for a discussion of the factors you should carefully consider before purchasing these securities.

The Company’s common stock is traded on the New York Stock Exchange under the symbol “CLX.”

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing an automatic “shelf” registration process. Under this shelf registration process, from time to time we may offer and sell securities evidencing our senior unsecured indebtedness in one or more series up to an indeterminate aggregate principal amount. We may offer these debt securities in separate series, in amounts, at prices and on terms determined at the time of offering.

We will provide additional information about the debt securities in an accompanying prospectus supplement. An accompanying prospectus supplement will state the principal amount, maturity, interest rate or rates, whether the interest rate or rates will be fixed or variable and/or any method of determining the interest rate or rates, the initial public offering price, and other terms of each series of debt securities.

We may offer and sell debt securities to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods. See “Plan of Distribution.” The names of any underwriters, purchasers or agents and their compensation will be stated in an accompanying prospectus supplement.

It is important for you to read and consider all the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus we prepare or authorize before making your investment decision. Neither we nor the underwriters have authorized any person to provide you with any other information. Clorox is not, and the underwriters are not, making an offer of any debt securities in any jurisdiction where the offer is unlawful. You should not assume that the information in this prospectus and the accompanying prospectus supplement is correct as of any date after the date of this prospectus and the applicable prospectus supplement. Unless the context requires otherwise, the terms “Clorox,” “the Company,” “we,” “us” and “our” refer to The Clorox Company and its subsidiaries.

CAUTIONARY STATEMENT

This prospectus, any prospectus supplement and the documents incorporated by reference contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the acquisition of GOJO Industries, Inc., diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect the Company’s current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated from time to time in the Company’s SEC filings.

The Company’s forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

THE COMPANY

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with approximately 7,600 employees worldwide as of March 31, 2026. As of March 31, 2026, the Company has operations in approximately 25 countries or territories and sells its products in approximately 100 markets, primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet and military stores; third-party and owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach, cleaning and disinfecting products, Pine-Sol® and Tilex® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Glad® bags and wraps; Fresh Step® cat litter; Kingsford® grilling products; Hidden Valley® dressings, dips, seasonings and sauces; Brita® water-filtration products; and Burt’s Bees® natural personal care products. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. The Company was founded in Oakland, California, in 1913 and is incorporated in Delaware.

Our principal executive offices are located at 1221 Broadway, Oakland, California 94612-1888 and our telephone number is (510) 271-7000.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our Company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus. A prospectus supplement applicable to securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

Our intended use of the net proceeds from the sales of securities will be set forth in an accompanying prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General Terms of the Debt Securities

We may issue senior debt securities from time to time in one or more distinct series. The securities will be issued under an indenture, dated as of May 11, 2022, between us and U.S. Bank Trust Company, National Association, as trustee (as may be supplemented from time to time, the “Indenture”). Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture with respect to each series of securities will be U.S. Bank Trust Company, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in an accompanying prospectus supplement regarding provisions of the Indenture and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the Indenture (including any amendments or supplements we may enter into from time to time that are permitted under the Indenture).

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be our direct unsecured senior obligations and will not be guaranteed by any of our subsidiaries. The debt securities will rank equally with any of our other senior and unsubordinated debt and will be effectively subordinated to any indebtedness and other liabilities of our subsidiaries.

Unless otherwise specified in an accompanying prospectus supplement, the term “Company” under this caption “General Terms of the Debt Securities” refers only to The Clorox Company and not to any of our subsidiaries.

The applicable prospectus supplement will set forth the terms of each series of debt securities, including, if applicable:

•
the title of the debt securities;
•
any limit upon the aggregate principal amount of the debt securities;
•
the date or dates on which the principal amount of the debt securities is payable;
•
the rate or rates of interest, if any, at which the debt securities bear interest and the date or dates from which interest will accrue;
•
if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;
•
the place or places where the payment of principal, any premium and any interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•
any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•
any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 thereof;
•
if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•
if other than the entire principal amount, the portion of the principal amount of debt securities that will be payable upon a declaration of acceleration of the maturity of the debt securities;
•
the inapplicability of any event of default or covenant set forth in the Indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the Indenture relating to the debt securities;
•
if a person other than U.S. Bank Trust Company, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;
•
if other than as set forth in the Indenture, provisions for the satisfaction and discharge of the Indenture with respect to the debt securities issued under the Indenture;

•
the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date; and
•
any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance, provided, however, that for United States federal income tax purposes, such additional debt securities must be issued under separate CUSIP and ISIN numbers from the original series unless such additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture.

Denominations, Registration and Transfer

We will issue debt securities as registered securities (without coupons) either in certificated form or in the form of one or more global securities. We will issue book-entry debt securities as registered global securities. Each global security will be issued in the denomination of the aggregate principal amount of the securities that it represents. Unless otherwise stated in the applicable prospectus, we will issue the debt securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

A holder may exchange certificated debt securities for other debt securities of any authorized denominations of a like stated maturity and of a like series and aggregate principal amount and with like terms and conditions. Whenever any such debt securities are surrendered for exchange, we will execute, and the trustee will authenticate and deliver, the debt securities that the holder making the exchange is entitled to receive.

A holder may present debt securities in certificated form for registration of transfer (with the form of transfer printed on the security duly executed) at the office of the security registrar that we designate for such purpose. Unless we state otherwise in the applicable prospectus supplement, the security registrar will be the trustee we appointed under the Indenture for the applicable debt securities. There will be no service charge to register the transfer, but the holder is responsible for paying any taxes and other governmental charges. Any transfer or exchange is subject to the security registrar being satisfied with the documents of title and identity of the person making the request.

For a discussion of restrictions on the exchange, registration and transfer of global securities, see the section below entitled “—Global Securities.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, we will pay the principal of, and premium, if any, and interest, if any, on debt securities to a paying agent, whom we will designate from time to time. However, at our option, we may pay any interest (1) by check mailed to you at your address appearing in the security register or (2) by wire transfer to an account maintained by you. Unless otherwise stated in the applicable prospectus supplement, we will pay interest to you on the applicable payment date if the debt security is registered in your name at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as our sole paying agent through its designated office. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series. We may also choose to act as our own paying agent. If, after two years, moneys that we paid to a paying agent remain unclaimed, the paying agent will remit the moneys to us, together with any interest, and you may look only to us for payment (or to the applicable state if we are required to escheat the moneys).

Global Securities

We will deposit any global securities with a depositary or its nominee identified in the applicable prospectus supplement. While the applicable prospectus supplement will describe the specific terms of the depositary arrangement, we expect the following general provisions to apply to our depositary arrangements:

Global securities will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, the depositary or nominee will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or nominee. If we are offering and selling the debt securities directly, we will designate the accounts to be credited; otherwise, our underwriter or agent will do so. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of securities receive them in certificated form. This would limit the ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive debt securities in certificated form and will not be considered the owners or holders thereof under the Indenture. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the Indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the Indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustees, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•
the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, and thereafter a successor is not appointed within 90 days;
•
we determine in our sole discretion that the securities of any series issued in the form of one or more global securities are no longer to be represented by such global securities or we permit global securities to be exchangeable; or
•
an event of default under the Indenture has occurred and is continuing with respect to the series of securities.

Certain Covenants

Unless otherwise indicated in the applicable prospectus supplement, our debt securities will have the benefit of the following covenants contained in the Indenture:

Limitations on Secured Debt

The Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any debt securities, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of Capital Stock (defined below) or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the outstanding debt securities (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities) shall be secured equally and ratably with (or prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to (a) liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date of the Indenture; (b) liens on any property, shares of Capital Stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a Person (defined below) existing at the time such Person becomes a Restricted Subsidiary); (c) liens in favor of, or which secure debt owing to, the Company or any Restricted Subsidiary; (d) liens in favor of the United States of America or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings); (e) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (f) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings; (g) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party; (h) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (i) liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties; (j) liens existing on the first date on which such series of senior debt securities are issued; (k) liens on cash and cash equivalents securing derivatives obligations; provided that the aggregate amount of cash and cash equivalents subject to such liens may at no time exceed $100,000,000; (l) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended to provide collateral to the depository institution; or (m) any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive; provided that (1) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (2) the debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the outstanding debt securities issued under the Indenture, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the outstanding debt securities except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed the greater of (i) $300 million or (ii) 15% of the Consolidated Net Tangible Assets (defined below) of the Company.

Notwithstanding the foregoing, any lien securing outstanding senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the requirement to provide a lien securing the outstanding senior debt securities (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Property or Capital Stock of any particular Restricted Subsidiary securing outstanding senior debt securities, upon any sale, exchange or transfer to any person not an affiliate of the Company of such Principal Property or Capital Stock.

Limitations on Sale and Leaseback Transactions

Sale and leaseback transactions by the Company or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the outstanding senior debt securities, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (m) above under “—Limitations on Secured Debt;” or (b) the Company, within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt (defined below); provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any outstanding senior debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation, and (2) the principal amount of Funded Debt, other than outstanding senior debt securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed the greater of (i) $300 million or (ii) 15% of the Consolidated Net Tangible Assets of the Company.

Certain Definitions

The capitalized terms used in the summary of the covenants above have the following definitions:

“Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and computed in accordance with generally accepted accounting principles.

“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States of America (other than its territories or possessions) and owned by the Company or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of the Company, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole, as evidenced by a board resolution.

“Restricted Subsidiary” means any subsidiary of the Company which owns or leases a Principal Property.

Consolidation, Merger and Sale of Assets

The Company may not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (1) such Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any domestic jurisdiction and such successor Person assumes by supplemental indenture the Company’s obligations on each series of the debt securities and under the Indenture, (2) after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing under the Indenture, (3) as a result of such transaction the properties or assets of the Company are not subject to any encumbrance which would not be permitted under the Indenture, and (4) the Company shall have delivered an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or supplemental indenture complies with the Indenture.

Upon any consolidation of the Company with, or merger by the Company into, any other Person or conveyance, transfer or lease of properties and assets of the Company substantially as an entirety in accordance with the provisions described above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transferor lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

Each of the following will, with respect to a particular series of debt securities, be an event of default:

(1)
default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;
(2)
default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;
(3)
our failure, after notice, to comply within 60 days with any of our other agreements contained in the Indenture applicable to such series of the debt securities (other than a covenant or warranty expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee); or
(4)
certain events of bankruptcy, insolvency or reorganization for us.

A default under clause (3) of this paragraph will not constitute an event of default until the trustee or the holders of at least 25% in principal amount of the outstanding securities of such series notify us of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

If an event of default (other than an event of default referred to in clause (4) above with respect to us) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of such series by written notice to us and the trustee may, and the trustee at the request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all securities of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default referred to in clause (4) above occurs with respect to us, the principal of and accrued and unpaid interest on all outstanding securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The trustee will not be deemed to have notice of any default or any event of default unless a responsible officer of the trustee (as defined in the Indenture) has actual notice of the default or the event of default or the trustee has received written notice of any event which is a default and the notice references the notes and the Indenture.

In order for holders of any series of securities to initiate proceedings for a remedy under the Indenture (other than with respect to an event of default referred to in clause (4) above with respect to us), holders of at least 25% in principal amount of such series of securities must first give written notice to us as provided above, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to the trustee against costs, expenses, and liabilities incurred in compliance with such request. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of such series of securities, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of such series of securities. However, any holder is entitled at any time to bring a lawsuit for payment of money due on its securities on or after the due date.

The holders of a majority in principal amount of the outstanding securities of any series may rescind a declaration of acceleration with respect to such series of securities if all events of default, besides the failure to pay principal due solely because of the declaration of acceleration, have been cured or waived.

If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal (or premium, if any) when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection.

The Indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or premium, if any), or interest, if any, on any debt security, or in the deposit of any sinking fund payment with respect to the securities of a series, the trustee may withhold notice if the trustee determines that withholding notice is in the best interests of the holders.

The holders of a majority in principal amount of the outstanding securities of any series may waive any past default or event of default with respect to such series of securities except for a default in the payment of principal of (or premium, if any) or interest, if any, on such series of securities or a default relating to a provision that cannot be amended without the consent of each affected holder.

Modification or Waiver

There are three types of changes we can make to the Indenture.

Changes Requiring Approval of Holders. Certain changes cannot be made to the Indenture or the debt securities of a particular series without approval of each affected holder, including the following:

•
reducing the principal or any premium or changing the stated maturity of the debt securities of a particular series;
•
reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of a particular series;
•
making the principal, premium or interest payable in a currency other than United States dollars or changing the place of payment;
•
reducing the principal amount of the debt securities of a particular series whose holders must consent to supplement the Indenture or to waive any of its provisions;
•
modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the maturity of the debt securities of a particular series;
•
expressly subordinating the senior debt securities of a particular series to other indebtedness of ours; or

Changes Requiring a Majority Vote of Holders. Other than as set forth above, the Indenture and the debt securities of a particular series can generally be amended by a vote in favor by holders owning a majority of the outstanding aggregate principal amount of the debt securities of a particular series. In the event that more than one series of debt securities issued under the Indenture is affected by the amendment, the vote of a particular series of debt securities will only amend the Indenture with respect to such particular series of debt securities.

Changes Not Requiring Approval of Holders. From time to time, we and the trustee may, without the consent of the holders, amend the Indenture or the debt securities of a particular series for specified purposes, including to:

•
reflect that a successor has succeeded us and has assumed our covenants and obligations under the debt securities and the Indenture;
•
add further covenants for the benefit of the holders of a particular series of debt securities or surrender any right or power conferred on us with respect to a particular series of debt securities;
•
surrender any right or power herein conferred to the Company;
•
add any additional event of default with respect to the debt securities of a particular series;
•
pledge property to the trustee as security for the debt securities of a particular series;

•
add guarantees with respect to the debt securities of a particular series;
•
evidence the appointment of a trustee other than U.S. Bank Trust Company, National Association, with respect to the debt securities of a particular series in accordance with the provisions of the Indenture;
•
evidence the appointment of a successor trustee with respect to the debt securities of a particular series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facility the administration of trusts under the Indenture by more than one trustee;
•
modify the Indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments of that act;
•
issue and establish the form and terms and conditions of other series of debt securities as provided in the Indenture;
•
cure any ambiguity, mistake or inconsistency in the Indenture or in the debt securities of a particular series or make any other provisions with respect to matters or questions arising under the Indenture, as long as the interests of the holders are not adversely affected in any material respect;
•
provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
comply with the rules of any applicable securities depositary; or
•
undertake any other action to amend or supplement the Indenture or the securities of any series as set forth in the supplemental indenture with respect to the securities of that series.

Satisfaction and Discharge

The Indenture with respect to the debt securities of a particular series will cease to be of further effect, and we will be deemed to have satisfied and discharged our obligations with respect to the debt securities of such series, when certain specified conditions have been satisfied, including the following:

•
all debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;
•
we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of such series that had not been previously delivered for cancellation, for the principal (and premium, if any) and accrued and unpaid interest, if any, in the case of debt securities that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of other debt securities;
•
we have paid or caused to be paid all other sums payable under the Indenture in respect of the debt securities of such series; and
•
we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

At our option, we can terminate all of our obligations with respect to certain covenants under the Indenture with respect to the outstanding debt securities of a particular series, such that we may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in the Indenture or in any other document and such omission to comply shall not constitute a default or event of default, at any time by:

•
depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity, or on the applicable redemption date, as the case may be; and

•
complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of our defeasance and will be subject to United States Federal income tax on the same amounts as if the defeasance had not occurred, and no event of default or event which with the giving of notice or the lapse of time, or both, would become an event of default shall have occurred and be continuing on the date of such deposit and no events of bankruptcy, insolvency or reorganization or other similar event that constitutes an event of default shall have occurred and be continuing on the 91st day after such date.

In addition, we can terminate all of our obligations under the Indenture with respect to all of the outstanding debt securities of a particular series, such that we shall be deemed to have paid and discharged all obligations relating to the outstanding debt securities of such series and to have cured all then existing Events of Default, except for the obligation to pay principal, any premium and any interest on the debt securities of such series when such payments are due or on the redemption date solely out of the trust created pursuant to the Indenture, the obligation to issue temporary securities of such series, where relevant, registration of such securities, mutilated, destroyed, lost or stolen securities of that series and the maintenance of an office or agency for payment and money for the securities payments held in trust, our obligations in connection with the rights, powers, trusts, duties and immunities of the trustee for the securities, among other things, at any time by:

•
depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient to pay the principal, any premium and any interest on such series of debt securities to their maturity, or on the applicable redemption date, as the case may be; and
•
complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the applicable United States Federal income tax law since the date of issuance of such series of debt securities, in either case, to the effect that holders and beneficial owners will not recognize income, gain or loss for United States Federal income tax purposes as a result of our defeasance and will be subject to United States Federal income tax on the same amounts as if the defeasance had not occurred, and no event of default or event which with the giving of notice or the lapse of time, or both, would become an event of default shall have occurred and be continuing on the date of such deposit and no events of bankruptcy, insolvency or reorganization or other similar event that constitutes an event of default shall have occurred and be continuing on the 91st day after such date.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture is U.S. Bank Trust Company, National Association. Additionally, unless otherwise specified in the applicable prospectus supplement, U.S. Bank Trust Company, National Association, will serve as registrar and paying agent with regard to the debt securities.

PLAN OF DISTRIBUTION

General

We may offer and sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of debt securities may include the following information:

•
the terms of the offering;
•
the names of any underwriters or agents;
•
the purchase price of the debt securities;
•
the net proceeds to us from the sale of the debt securities;
•
any delayed delivery arrangements;
•
any underwriting discounts and other items constituting underwriters’ compensation;
•
any initial public offering price; and
•
any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of the sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

We may enter into agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the securities being offered will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Clorox Company appearing in The Clorox Company’s Annual Report (Form 10-K) for the year ended June 30, 2025, and the effectiveness of The Clorox Company’s internal control over financial reporting as of June 30, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which we have filed with the SEC (File No. 001-07151), are incorporated by reference into this prospectus:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on August 8, 2025 (including the information in Part III incorporated by reference from the Company’s Definitive Proxy Statement on Schedule 14A, filed on October 7, 2025);
•
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, filed on November 3, 2025, December 31, 2025, filed on February 3, 2026, and March 31, 2026, filed on April 30, 2026; and
•
The Company’s Current Reports on Form 8-K, filed on October 30, 2025, November 20, 2025, January 22, 2026 (Item 8.01 only), March 10, 2026, and April 1, 2026 (Item 8.01 only).

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish with the SEC pursuant to certain items of Form 8-K, prior to the termination of the applicable offering, shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus but not delivered with this prospectus. Requests should be made to The Clorox Company, Attention: Secretary, 1221 Broadway, Oakland, CA 94612-1888 or by calling (510) 271-7000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such documents, reports and other information are available to the public on the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in “Incorporation of Documents by Reference.” Our website address is www.thecloroxcompany.com. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement and is included as an inactive textual reference only.

$1,500,000,000

$550,000,000 4.700% Senior Notes due 2031

$400,000,000 4.950% Senior Notes due 2033

$550,000,000 5.250% Senior Notes due 2036

Joint Book-Running Managers

Citigroup

J.P. Morgan

Wells Fargo Securities

Goldman Sachs & Co. LLC

Morgan Stanley

Senior Co-Managers

RBC Capital Markets

Scotiabank

US Bancorp

Co-Managers

BMO Capital Markets

Loop Capital Markets

Goodbody

May 6, 2026